Exhibit 99.1

Investor Presentation As of June 30, 2009

1 Forward Looking Statements Statements contained in this Presentation that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations and are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. The Company's actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement. The financial information included in this presentation for the second quarter of 2009 is based on preliminary unaudited data and is subject to change.

2 Second Quarter Results 1 On a taxable equivalent basis.

3 Q2 Significant Events The problem: The main factor driving the Corporation's net losses in 2009 has been increasing credit costs from several segments of the loan portfolio. Persistent adverse changes in the economy and negative trends in employment levels and property values in the markets in which the Corporation operates have continued to negatively affect the Corporation's provision for loan losses in Q2 09. Provision for Loan Losses: The provision for loan losses totaled $349 million, or 134% of net charge-offs for Q2 09, compared with $189.2 million or 167% of net charge-offs for Q2 08. The increase was the result of higher general reserve requirements for commercial, construction, mortgage loans, and home equity lines of credit. The allowance for loan losses was 4.66% of loans, compared to 2.47% in Q2 08. Net-interest Income: Net interest income decreased by $47.2 million in Q2 09, compared with the same quarter in 2008, primarily due to lower average balances of interest-earning assets, principally loans & higher non-performing loans. Financial results for the quarter ended June 30, 2009 were significantly impacted by the following trends:

4 P.R. Business The challenging P.R. economy, now in its fourth year of recession, is pressuring credit quality and profitability at the segment. Deteriorating credit quality trends in the commercial and construction loan portfolios have led to an increase in credit costs. The loan loss provision in Q2 09 was up 69% ($74 MM) over Q2 08. Management expects weakness in the economy to continue in 2010. The unemployment rate in P.R. rose to 16.5% in July 09, a 34% year-over-year increase. Additional cuts in public sector jobs are expected. Pretax, pre-provision revenues declined by $125MM since Q1 09, mainly due to a reduction in the gain on sale of securities. Franchise is strong. 1 YTD figures & including centralized expenses. 1 YTD figures & including centralized expenses.

5 U.S. Business The U.S. business has been significantly impacted by increased credit costs, reflecting a weaker U.S. economy and its exposure to the housing sector. Changes in market conditions have led to a number of restructuring efforts to refocus the business: Consolidate or sell underperforming branches. Sell or downsize lending businesses that do not generate deposits or fee income. Integrate support and back-office operations of the U.S. banking business into the corporate operations in P.R., running the U.S. business as a region of BPPR. The Popular Inc. President and COO is now heading all businesses, including the U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. U.S. 1 YTD figures & including centralized expenses. *** Balance Sheet figures include discounted operations

6 6 6 Processing Strategy-EVERTEC Leveraging existing product offering and processing infrastructure to service other financial institutions and enter new markets Continuous improvement of quality levels Enhance competitiveness of ATH Network Invest significantly in new technology developments: Investing 7% of revenues in 2009 In core banking applications & payments solutions Main initiatives $132.0 million in revenues 552.4 million transactions processed Offices in 9 countries, servicing customers in 16 countries 1,783 Employees 25.58% ROE YTD Financials June '09 Develop EVERTEC as a full service 3rd party processing provider with a strong presence in the Caribbean and Latin America

7 Briefing - P.R. Economy Bottom line: weak economy expected for 2009-2010 Indicators to watch: Impact of 2010 fiscal budget Housing sector Oil prices Fiscal Update: Proposed budget for FY2010 cuts spending by $1.8B based on multiyear fiscal plan Government officials expect U.S. stimulus funds to top $5B; to be distributed over next two years Negative trends: Oversupply in housing market (particularly in the high-end sector) Units of $500K or more available for sale account for approx. 12% of market Fiscal uncertainty hurting consumer & business confidence Unemployment rising - 16.5% at July 2009. Job cuts in public sector have amounted to 2,500; but figure expected to rise. Positive trends: Low interest rates U.S. stimulus funds %

8 Credit Quality Indicators * Includes discontinued business * * * * *

9 NPL increase in last quarter affected our ALLL/NPL ratio Credit Quality Highlights Q2 2009 Loan portfolio shows a decreasing trend mostly in commercial, construction and mortgages, prompted by the economic slowdown, stricter underwriting standards, charge-offs and US exposure reduction. Net Charge-offs (NCOs) for the quarter were $260 million or 4.19% of average loans, $62 million higher than previous quarter. Increase is mostly attributed to the commercial and construction portfolios. $93.6 million of commercial and construction NCOs had SFAS 114 specific reserves established in prior quarters. Allowance increased by $89.1 million from Q1 09, mainly reserves for construction loans. Non-performing Loans (NPLs) Commercial and construction NPLs continue growing. Of the increase of $574 million, $332 million pertain to construction loans, mainly BPPR. Rise of 61% in SFAS 114 impairments from 12/31/08%

10 Commercial Portfolio 4-year recessionary environment and increased costs continue to impact the financial condition of PR-based businesses, as reflected in: Rise in net charge-offs of $27 million from Q1 09 Rise in NPLs of $105 million from Q1 09 Increase in bankruptcies of 22% over the same period last year. Minimum wage increase will continue to put pressure on businesses, both in PR and US. Next few quarters should be challenging for commercial credit. SBA portfolio and Commercial Real Estate portfolios mostly impacted by economic downturn driven by lower economic activity, rental revenues and occupancy. Total NCOs for the quarter amounted to $28 million, 70% comprised of SBA Loans and Small Business Banking. NPLs increased by $57 million from Q1 09 of which CRE represents $24 million CRE historical losses have been minimal; although they may rise in future periods

11 Construction Portfolio The challenging PR economy has significantly impacted the residential construction sector. Rise in Net Charge-offs of $24 million from Q1 09 Rise in NPLs of $330 million from Q1 09 BPPR absorption rates have declined. Faster economic recovery than in Puerto Rico expected. Exposure decline of $216 million year-to-date. Key initiatives include: (1) Sale of loans; (2) short sales; (3) deed in lieu of foreclosure; (4) curtailment, modification and reduction of loan commitments; (5) continued absorption of completed units and (6) partial write-downs. NCOs rose by $8 million from Q1 09 NPLs remained at $180 million

12 Consumer Portfolio PR portfolio mainly comprised of personal unsecured loans and credit cards. 59% unsecured products, including credit cards 35% auto loan and leases 6% secured loans Consumers facing rising unemployment, increased cost- of-living expenses and stagnant salaries. Bankruptcies have surged 27% reaching 5,007 cases through June 2009 88% of consumer portfolio comprised of Helocs and closed-end seconds. NCOs increase primarily triggered by property value declines. Transferred E-Loan HELOC loan servicing to Bank of America. Some signs of industry normalization expected in the housing sector in 2010. Recovery may take longer than expected.

13 SR-008 charge-offs Mortgage Portfolio Mortgage loan portfolio is primarily fixed rate, residential, owner-occupied. PR net charge-offs remain very low at 0.14% at Q2 09. The recently approved Fiscal Emergency Law, known as Law 7, established an additional tax on nonexempt real-estate property, for a three-year period. PR is primarily a fixed-rate loan market, and had no exposure to "affordability products" prevalent in the U.S. during the bubble. Mortgage loan portfolio is primarily fixed-rate and balloon subprime residential loans, made to Hispanic borrowers within the BPNA footprint. NPLs increased by $46 million as a result of unemployment and curtailment of income. As of 6/30/09, total modifications amounted to $140 million, with specific reserves of $29 million, mostly concentrated in Texas and Florida. Challenges posed by the housing market; not expected to recover until 2010 Unemployment, foreclosures and rising mortgage rates Some indices are showing stabilization in values

14 Liquidity Banking subsidiary liquidity is strong: No short-term unsecured borrowings as of Q2 09. There were $5.7 billion in strong sources of liquidity available: Fed Discount Window: $2.5 billion Unpledged securities: $1.9 billion Money market investments: $342 million FHLB availability: $887 million Liquidity at BHCs is adequate: BHC liquidity has been strengthened during the past year with the PFH asset sale, senior debt offerings, the suspension of common and preferred dividends and the TARP capital. The BHCs had on hand $388 million in cash and securities as of June 30, enough to meet all obligations due through 2010. MTN Maturities MTN Maturities $350MM $275MM Q3'11 Q4'12 $175MM can be put on 9-30, 12-31 2009 & 3-25/9-25 2010 & 2011 $100MM can be put on 3-25/9-25 2010 & 2011

15 Deferred Tax Assets & Goodwill Remaining net DTAs at Popular as of 6-30 amounted to $390.5 million, all related to the P.R. business. A valuation allowance of $501 million was recognized in Q4 08, to completely write down the U.S. DTA Goodwill on the books as of 6-30 was $607 million, with $404MM related to the U.S. banking business. Annual impairment tests were completed in Q4 08 - no impairment recorded. Goodwill is reviewed on a continuous basis.

16 Capital Management Capital has remained at adequate levels throughout the financial crisis. Quarter-end capital ratios continue to exceed "well-capitalized" levels, although they are not at the levels we have historically maintained. The exchange offer was completed on August 25th, which increased Tier 1 common equity by $1.4B. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. 1 Including results of Exchange Offer.

17 Credit Ratings Update Moody's (June 9, 2009) Outlook: Negative Senior Unsecured Debt: Ba1 Subordinated Debt: Ba2 Preferred Stock: Ca Standard & Poor's (June 10, 2009) Outlook: Negative LT Foreign Issuer Credit: BB- LT Local Issuer Credit: BB- Preferred Stock: B- Fitch (June 8, 2009) Outlook: Negative LT Issuer Default Rating: B Senior Unsecured Debt: B Preferred Stock C Impact of Ratings Downgrades: Cost of $350 million in senior BHC debt increases by 75 bps ($2.6M annually) Ratings of senior debt & preferred shares are non- investment grade

18 Closing Thoughts The exchange offer, completed on August 25th, increased Tier 1 common equity by $1.4B. The Corporation now has a Tier 1 common ratio over the 4% level preferred by regulators. Liquidity at the BHCs is adequate. The U.S business is undergoing structural changes to improve its core profitability; it now has new management and is adopting a revised business model: one banking institution operating in P.R. and the U.S. mainland Credit challenges in the U.S. and P.R. businesses are being dealt with decisively- our main focus will continue to be on asset quality and collections.